Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
BRS Group Inc.

We consent to the use in the Prospectus constituting a part of this registration statement of our report dated February 10, 2012, relating to the audited consolidated financial statements of BRS Group Inc. as of September 30, 2011 and 2010, and for the years ended September 30, 2011 and 2010.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Sherb & Co., LLP
Sherb & Co., LLP
Certified Public Accountants
New York, NY

September 28, 2012